RESIDENTIAL ASSET SECURITIES CORPORATION
                                     Company


                         RESIDENTIAL FUNDING CORPORATION
                                 Master Servicer


                       Mortgage Pass-Through Certificates
                                 Series 1997-KS1
                                 ---------------

                         Supplement dated March 26, 1997
                                       to
                   Prospectus Supplement dated March 21, 1997
                                       and
                          Prospectus dated May 24, 1996
                                 --------------

     The percentages of Prepayment Assumption set forth on page S-67 in the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of Prepayment Assumption" with respect to the Class A-II Certificates (specifically 0%, 50%, 100%, 150% and 200%) should be disregarded and replaced with the following percentages: 0% CPR, 15% CPR, 24% CPR, 30% CPR and 40% CPR, respectively.

                                 --------------

         THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         UNTIL JUNE 23, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Residential Funding Securities Corporation

The date of this Supplement is March 26, 1997



NY1-198891.1

                            6863-254-DM2-03/27/97
                                    1

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